UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2005

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia,  30346

(Address of principal executive offices)

Registrant’s telephone number, including area code:   770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                               Other Events

On June 7, 2005, Jefferson Capital Systems, LLC, a subsidiary of CompuCredit Corporation, sold a portfolio of charged-off credit card receivables having a face amount of approximately $2.9 billion to Encore Capital Group, Inc. and agreed to sell $3.25 billion in face amount of its future charged-off credit card receivable acquisitions to Encore Capital Group, Inc. at established pricing over the next five years.  As consideration for the transaction, Jefferson Capital received approximately $143 million in cash at the closing.  A copy of the press release announcing this transaction is filed herewith.

Item 9.01                               Financial Statements, Pro Forma Financial Information and Exhibits

(c)                    Exhibits

Exhibit 99.1                      Press Release issued June 7, 2005 regarding sale of assets by Jefferson Capital Systems, LLC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: June 8, 2005	By:	/s/	William R. McCamey
William R. McCamey
Treasurer

EXHIBIT INDEX

Form 8-K

June 8, 2005

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	Press Release issued June 7, 2005.	X